Exhibit 1.1

Execution Version

Sempra

Common Stock, No Par Value

Underwriting Agreement

November 7, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the several Underwriters

Ladies and Gentlemen:

Sempra, a California corporation (the “Company”), confirms its agreement (this “Agreement”) with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives (the “Representatives”), with respect to the sale (the “Forward Sale”) by Morgan Stanley & Co. LLC (“Morgan Stanley”), in its capacity as an agent of the Forward Purchaser Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (“Citi”), in its capacity as an agent of the Forward Purchaser Citibank, N.A. (each, as such, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, of the respective numbers of shares of the Company’s common stock, no par value (the “Common Stock”) to be sold by them as set forth under the headings “Number of Forward Shares to be Purchased from Morgan Stanley” and “Number of Forward Shares to be Purchased from Citi,” respectively, in Schedule I hereto (collectively, the “Forward Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Shares sold to each of them by the respective Forward Sellers as set forth under such headings in Schedule I hereto. In connection with the Forward Sale, each of Morgan Stanley & Co. LLC and Citibank, N.A., in its capacity as a party to a Forward Sale Agreement (as defined herein) (each, as such, a “Forward Purchaser” and collectively, the “Forward Purchasers”) has entered into a letter agreement, dated November 7, 2023 (collectively, the “Forward Sale Agreements”) with the Company pursuant to which the Company has agreed to sell, and each Forward Purchaser has agreed to purchase, the number of shares of Common Stock set forth opposite such Forward Purchaser’s name under the heading “Number of Shares to be Purchased” in Schedule I hereto, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements). The Forward Shares and any Company Top-Up Shares (as defined in Section 11 hereof) are hereinafter collectively referred to as the “Firm Shares.”

In addition, the Company proposes to issue and sell to the several Underwriters, not more than 2,571,428 shares of Common Stock (the “Option Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Shares granted to the Underwriters pursuant to Section 4 hereof.

The Company Top-Up Shares and the Option Shares are hereinafter collectively referred to as the “Primary Shares.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” This Agreement and the Forward Sale Agreements are hereinafter collectively referred to as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-272237), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of Common Stock (among other securities) under the Act. Such registration statement, as amended through the date hereof (including by any post-effective amendments thereto) and including the information deemed pursuant to Rule 430B under the Rules and Regulations to be part of the registration statement at the time of its effectiveness with respect to the offering contemplated by this Agreement and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, but excluding any Form T-1 (as defined below), is hereinafter referred to as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations the Prospectus Supplement (as defined in Section 6(h) hereof) relating to the Shares and the prospectus dated May 26, 2023 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The term “Preliminary Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated November 7, 2023 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as amended or supplemented by the Company, including all documents incorporated or deemed to be incorporated by reference therein through the date thereof. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to 9:00 p.m. (New York City time) on November 7, 2023, which was the time when sales of the Shares were first made (such time, the “Applicable Time”), the Company had prepared the following information (collectively the “Pricing Disclosure Package”): the Preliminary Prospectus, any “free writing prospectus” (as defined pursuant to Rule 405 of the Rules and Regulations) listed on Schedule II hereto and the pricing information set forth in Schedule II hereto.

1.    The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Applicable Time, as of the Time of Delivery referred to in Section 5 herein and as of each Option Time of Delivery referred to in Section 4 as follows:

(a)    No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b)    The Pricing Disclosure Package, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package.

(c)    The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, approved or referred to and will not prepare, make, use, approve or refer to any “written communication” (as defined in Rule 405 of the Rules and Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the Rules and Regulations, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto and (v) any electronic road show or other written communications, in each case approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 of the Rules and Regulations) filed (to the extent required thereby) in accordance with the Act and when taken together with the Preliminary Prospectus, did not, at the Time of Delivery and at each Option Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (c) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(c) with respect to such Issuer Free Writing Prospectus, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus that has not been superseded or modified.

(d)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Rules and Regulations that became effective not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company. The Registration Statement, at the respective times the Registration Statement and any post-effective amendments thereto became effective, and the Registration Statement and the Prospectus, as of the Representation Date, complied and comply in all material respects with the requirements of the Act and the Rules and Regulations (including Rule 415(a) of the Rules and Regulations), and the Registration Statement did not and as of the Representation Date, at the Time of Delivery and at each Option Time of Delivery does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the

Commission pursuant to Rule 424(b) of the Rules and Regulations, in which case at the time it is first provided to the Underwriters for such use), at the Time of Delivery and at each Option Time of Delivery, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (d) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement (a “Form T-1”).

(e)    The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together and with the other information in the Registration Statement, the Prospectus and the Pricing Disclosure Package, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, at the Applicable Time, at the Time of Delivery and at each Option Time of Delivery, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the date as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(g)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and each of Southern California Gas Company, a California corporation (“SCGC”), San Diego Gas & Electric Company, a California corporation (“SDG&E”), Pacific Enterprises, a California corporation (“PE”), Enova Corporation, a California corporation (“Enova”), Sempra Infrastructure Partners, LP, a Delaware limited partnership (“SI”), Pacific Enterprises International, LP, a Delaware limited partnership (“PEI”), Sempra Energy International, LP, a Delaware limited partnership (“SEI”), Sempra Global Holdings, LP, a Delaware limited partnership (“SGH”) and Sempra Texas Holdings Corp., a Texas corporation, (“Sempra Texas” and, together with SCGC, SDG&E, PE, Enova, SI, PEI, SEI and SGH, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or limited partnership, as the case may be, and in good standing under the laws of its jurisdiction of incorporation or organization.

(h)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock and partnership interests, as applicable, of each Significant Subsidiary have been duly and validly authorized and issued, are (solely in the case of shares of capital stock) fully paid and non-assessable and, except for the outstanding preferred stock of SCGC and certain outstanding partnership interests of SI (and its direct and indirect subsidiaries PEI, SEI and SGH), are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)    The Primary Shares have been duly authorized for issuance and sale by the Company and, if and when Primary Shares are issued and delivered pursuant to this Agreement, such Primary Shares will be validly issued, fully paid and non-assessable, and the issuance of such Primary Shares will not be subject to any preemptive or similar rights. A number of shares of Common Stock equal to the sum of the Share Caps (as such term is defined in the Forward Sale Agreements) set forth in the Forward Sale Agreements has been duly authorized and reserved for issuance under the Forward Sale Agreements and, when any such Common Stock is issued and delivered by the Company to the applicable Forward Purchaser pursuant to the applicable Forward Sale Agreement against payment of any consideration required to be paid by such Forward Purchaser pursuant to the terms of such Forward Sale Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(j)    This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of such agreement by the applicable Forward Purchaser, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l)    The issue and sale of the Shares, the issue, sale and delivery of shares of Common Stock upon settlement of each Forward Sale Agreement and the compliance by the Company with all of the provisions of the Transaction Documents, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the Articles or Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its Significant Subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except, solely in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m)    The statements set forth in the Pricing Disclosure Package and the Prospectus, each as amended or supplemented, if applicable, under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, the Company’s authorized but unissued preferred stock, no par value (the “Preferred Stock”), the Company’s Articles of Incorporation or Bylaws, provisions of the laws of the State of California, the terms of the Company’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”); the statements under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the Forward Sale Agreements and the laws and other documents referred to therein, are accurate, complete and fair in all material respects; and the statements under the caption “Description of Capital Stock” in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, insofar as they purport to constitute a summary of the Common Stock, the Company’s authorized and unissued Preferred Stock, the Company’s Articles of Incorporation or Bylaws, the laws of the State of California or the terms of the Series C Preferred Stock are accurate, complete and fair in all material respects.

(n)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Articles or Certificate of Incorporation or Bylaws or other organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(o)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, except for such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole and (ii) to the Company’s knowledge, no such proceedings are threatened in writing or contemplated by governmental authorities or threatened in writing by others.

(p)    The Company is not and after giving effect to (i) the offering and sale of the Primary Shares and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of each Forward Sale Agreement, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(r)    To the Company’s knowledge, Deloitte & Touche LLP, who have certified certain financial statements of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and its subsidiaries, taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(s)    The financial statements of the Company and its consolidated subsidiaries included (if applicable) and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. To the Company’s knowledge, the financial statements of Oncor Holdings and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of Oncor Holdings and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, to the Company’s knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

(t)    The Company and each of its consolidated subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u)    The Company and each of its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(v)    The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct their businesses as described in the Pricing Disclosure Package and the Prospectus, except where the failure to possess such certificates, authorities or permits, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(w)    The Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable state, federal, local and foreign laws and regulations relating to the operation and ownership of a public utility, including, without limitation, those relating to the distribution and transmission of natural gas, except to the extent that any failure so to comply or conform would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(x)    The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Pricing Disclosure Package and the Prospectus, except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(y)    Except as otherwise described in the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z)    To the knowledge of the Company, since December 31, 2022, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, members’ equity or results of operations of Oncor Holdings and its subsidiaries (including Oncor Electric Delivery Company LLC), taken as a whole.

(aa)    The Company has not (A) engaged in any Testing-the-Waters Communication (as defined below) or (B) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B promulgated under Section 5 of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter, each Forward Seller and each Forward Purchaser, and the officer(s) signing such certificate shall have no personal liability for any representation or warranty so made.

2.    Each Forward Seller, severally and not jointly, represents and warrants to the Company and each Underwriter as of the Representation Date, as of the Applicable Time and as of the Time of Delivery referred to in Section 5 as follows:

(a)    This Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the Applicable Time and as of the Time of Delivery, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Shares, to the extent that it is required to transfer such Forward Shares hereunder.

(b)    The Forward Sale Agreement entered into by it or its affiliate as Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement by the Company, constitutes a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    Such Forward Seller at the Time of Delivery will have the free and unqualified right to transfer the number of Forward Shares that it is required to deliver to the extent that it is required to transfer such Forward Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

3.    The Company and each Forward Seller understands that upon authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus, as amended or supplemented.

4.    Agreements to Transfer, Sell and Purchase:

(a)

(1)

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from such Forward Seller, at a purchase price of $68.845 per share (the “Purchase Price”), that number of Forward Shares set forth in Schedule I opposite the name of such Underwriter in the column pertaining to such Forward Seller.

(2)

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Company Top-Up Shares, if any, (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Company Top-Up Shares as the number of Forward Shares set forth in the column captioned “Total Number of Forward Shares to be Purchased from the Forward Sellers” in Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Shares.

(b)    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, a total of up to 2,571,428 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”), solely to cover over-allotments, if any. The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, by giving written notice (an “exercise notice”) to the Company not later than 30 days after the date of the Prospectus Supplement. Any such exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be purchased. Each purchase date of Option Shares must be at least two business days after the exercise notice is sent to the Company and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such exercise notice. Following delivery of an exercise notice, on each day, if any, that Option Shares are to be purchased (each an “Option Time of Delivery”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased at such Option Time of Delivery as the number of Forward Shares set forth in the column captioned “Total Number of Forward Shares to be Purchased from the Forward Sellers” in Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Shares.

(c)    If with respect to the Forward Shares (i) any of the conditions to effectiveness of a Forward Sale Agreement set forth therein have not been satisfied at the Time of Delivery; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Time of Delivery; or (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Time of Delivery (clauses (i) through (iii), together, the “Conditions”), each Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Forward Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that a Forward Purchaser determines in its commercially reasonable judgment, that it (or its affiliated Forward Seller) (A) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable by such Forward Seller hereunder or (B) would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Time of Delivery the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost. If a Forward Seller elects pursuant to this paragraph not to borrow and deliver for sale to the Underwriters at the Time of Delivery any or all of the Forward Shares otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding the Time of Delivery.

5.    Payment of the Purchase Price for, and delivery of certificates (if any) for, the Firm Shares shall be made at the office of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time), on November 10, 2023, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Time of Delivery”). Payment shall be made to the Company, in the case of any Company Top-Up Shares, and to the applicable Forward Seller, in the case of the applicable Forward Shares, by wire transfer of Federal (same day) funds to the account specified by the Company or the applicable Forward Seller, as applicable, to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the Shares to be purchased by them. Payment of the Option Purchase Price for any Option Shares purchased by the Underwriters shall be made to the Company, by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the Option Shares to be purchased by them. Certificates (or book-entry credits) for the Shares shall be registered in such names and in such denominations as the Representatives may request upon at least forty-eight hours prior notice to the Company and the Forward Sellers. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by the Time of Delivery or Option Time of Delivery, as applicable, but such payment shall not release such Underwriter from its obligations hereunder. The certificates (if any) for the Shares will be made available for examination and packaging by the Representatives not later than 10:00 a.m. (New York City time), on the last business day prior to the Time of Delivery or Option Time of Delivery, as applicable, in New York, New York.

6.    The Company agrees with each of the Underwriters and Forward Sellers:

(a)    To prepare the Prospectus, as amended or supplemented, in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date hereof or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus, as amended or supplemented, after the date hereof and on or prior to the Relevant Date (as defined below) which shall be reasonably disapproved by the Representatives promptly after reasonable written notice thereof; to advise the Representatives promptly of any such amendment or supplement after the Relevant Date and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or a notice pursuant to Rule 173 of the Rules and Regulations) is required in connection with the offering or sale of the Shares, and during such same period to advise the Representatives, promptly after it receives written notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, of the Company becoming the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use reasonable best efforts to obtain the withdrawal of such order. As used herein, the term “Relevant Date” means the 30th day after the date of the Prospectus Supplement unless, on or prior to such 30th day, the Underwriters shall have given an exercise notice to the Company as contemplated by Section 4(b) hereof specifying an Option Time of Delivery that is after such 30th day, in which case the “Relevant Date” shall be such Option Time of Delivery; provided, that, notwithstanding the foregoing, if the Underwriters shall have purchased all of the Option Shares prior to the 30th day after the date of the Prospectus, then the term “Relevant Date” shall be the last date on which the Underwriters shall have purchased Option Shares.

(b)    [Intentionally Omitted];

(c)    If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(d)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such domestic jurisdictions and (with the prior consent of the Company) foreign jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)    Prior to 10:00 a.m., New York City time, on the second business day succeeding the date hereof, or such later time or date as agreed to by the Company and the Representatives, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or a notice pursuant to Rule 173 of the Rules and Regulations) is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any securities dealer participating in the offering of the Shares as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f)    To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the date hereof, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g)    Without the prior written consent of each of the Representatives, with the authorization to release this lock-up on behalf of the Underwriters, the Company will not, during the period from and including the date hereof through and including the 60th day after the date hereof (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any such Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, any Convertible Securities or any such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or Convertible Securities. The foregoing sentence shall not apply to (a) the Shares, if any, sold by the Company to the Underwriters hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of or exchange for a Convertible Security outstanding on the date hereof, (c) the issuance by the Company of Common Stock or Convertible Securities in connection with any bona fide merger, acquisition, business combination or other strategic or commercial relationship, to a third party or a group of third parties, provided that (i) the aggregate number of shares of Common Stock (including for purposes of such calculation the shares of Common Stock issuable on conversion, exercise, exchange or redemption of any such Convertible Securities) that the Company may sell or issue or agree to sell pursuant to this clause (c) shall not exceed 5% of the total number of shares of Common Stock of the Company outstanding immediately following the Time of Delivery, and

(ii) such party or parties agree (or have already agreed as of the date hereof) in writing to restrictions substantially similar to those described in clauses (1) and (2) above, the term of which restrictions shall not expire prior to the end of the Lock-Up Period referred to in this paragraph, (d) the issuance by the Company of any shares of Common Stock or options to purchase Common Stock or units or phantom shares convertible, exchangeable or exercisable for Common Stock currently outstanding or hereafter granted or issued pursuant to benefit plans, long-term incentive plans, savings (e.g. 401(k)) plans and other compensation plans of the Company or any of its subsidiaries in which employees and/or directors of the Company or its subsidiaries participate and which are referred to in the Pricing Disclosure Package and the Prospectus or the documents filed with the Commission prior to the date hereof that are incorporated by reference therein, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan, (e) the issuance by the Company of any shares of Common Stock or options to purchase Common Stock or units or phantom shares convertible, exchangeable or exercisable for Common Stock currently outstanding or hereafter granted or issued pursuant to dividend reinvestment or direct stock purchase plans and which are referred to in the Pricing Disclosure Package and the Prospectus or the documents filed with the Commission prior to the date hereof that are incorporated by reference therein, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan, or (f) transactions under or pursuant to the Forward Sale Agreements, including the issuance and transfer of Common Stock to the Forward Purchasers pursuant thereto.

(h)    Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Shares, the plan of distribution thereof and such other information as may be required by the Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement);

(i)    To apply the net proceeds from the sale of the Shares and the sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements as set forth in the Prospectus;

(j)    The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the prior consent of the Representatives and the Company shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II hereto; and provided further, however, that the Underwriters are authorized to use the information with respect to the final terms of the Shares in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives or otherwise permitted by the immediately preceding sentence is hereinafter referred to as a “Permitted Free Writing Prospectus.” For purposes of clarity, it is understood and agreed that the term Issuer Free Writing Prospectus, as used in this Agreement, includes all Permitted Free Writing Prospectuses; and

(k)    To use its reasonable best efforts to list and maintain the listing of the Shares on the New York Stock Exchange (the “NYSE”).

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, the Transaction Documents, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (up to a maximum aggregate amount of $5,000); (v) the cost of preparing the certificates representing the Shares, if any; (vi) any fees and expenses in connection with listing the Shares and the shares of Common Stock deliverable to each Forward Purchaser pursuant to each Forward Sale Agreement; (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters shall be subject, in the discretion of the Representatives, and the obligations of each Forward Seller shall be subject, in the discretion of such Forward Seller, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are, at and as of the Time of Delivery and each Option Time of Delivery, as applicable, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus, as amended or supplemented, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 6(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission shall have been complied with to the Representatives’ and each Forward Seller’s reasonable satisfaction.

(b)    Counsel for the Underwriters shall have furnished to the Representatives, Forward Sellers and Forward Purchasers such written opinion or opinions, dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, with respect to the Registration Statement and the Prospectus, as amended or supplemented, as well as such other related matters as the Representatives, Forward Sellers or the Forward Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)    [Intentionally Omitted].

(d)    Latham & Watkins LLP shall have furnished to the Representatives, Forward Sellers and Forward Purchasers their written opinion or opinions and negative assurances letter, dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, in the forms previously agreed and satisfactory to the Representatives, Forward Sellers and Forward Purchasers.

(e)    On the date hereof at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter with respect to the Company, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery or the relevant Option Time of Delivery, as applicable, shall be a date not more than three days prior to the Time of Delivery or the relevant Option Time of Delivery, as applicable, and with respect to such letter dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(f)    On the date hereof at a time prior to the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter with respect to Oncor Holdings, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery or the relevant Option Time of Delivery, as applicable, shall be a date not more than three days prior to the Time of Delivery or the relevant Option Time of Delivery, as applicable, and with respect to such letter dated the Time of Delivery or the relevant Option Time of Delivery, as applicable, as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(g)    The “lock-up” letters, each substantially in the form of Exhibit A hereto, from each of the officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect at the Time of Delivery and the relevant Option Time of Delivery, as applicable.

(h)    The Forward Sale Agreements shall be in full force and effect at the Time of Delivery.

(i)    The Shares to be issued and sold by the Company hereunder at the Time of Delivery or the relevant Option Time of Delivery, as applicable, and the shares of Common Stock deliverable to each Forward Purchaser pursuant to each Forward Sale Agreement whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements) or otherwise, in each case, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(j)    (i) The Company and its subsidiaries, taken as a whole, shall have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended prior to the date hereof, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, as amended prior to the date hereof, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(k)    At or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, in each case described in clause (i) or (ii) other than such a downgrade or announcement as set forth or contemplated in the Company’s Form 10-K for the year ended December 31, 2022 under the caption “Risk Factors—Risks Related to All Sempra Businesses—Credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook.”

(l)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives (A) is material and adverse and (B) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(m)    The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date hereof.

(n)    The Company shall have furnished or caused to be furnished to the Representatives, Forward Sellers and Forward Purchasers at the Time of Delivery and each Option Time of Delivery, as applicable, a certificate of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery or the relevant Option Time of Delivery, as applicable, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery or the relevant Option Time of Delivery, as applicable, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as the Representatives may reasonably request.

9.    (a)    The Company will indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Forward Seller or Forward Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, each Forward Seller and each Forward Purchaser for any legal or other expenses reasonably incurred by such Underwriter, Forward Seller or Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Shares or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Forward Seller and each Forward Purchaser against any losses, claims, damages or liabilities to which the Company, such Forward Seller or such Forward Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Shares or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the fourth paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus concerning the terms of the offering by the Underwriters, and the information in the three paragraphs of text (solely with respect to the statements attributable to the Underwriters) under the subcaption “Price Stabilization and Short Positions” under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus, insofar as such information relates to stabilization, penalty bids, overallotment, short positions and purchases to cover short positions by the Underwriters; and will reimburse the Company, each Forward Seller and each Forward Purchaser for any legal or other expenses reasonably incurred by the Company, such Forward Seller or such Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 9 if the Representatives shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective directors, officers, employees, agents and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons, and the Forward Sellers and Forward Purchasers shall have the right to employ counsel to represent jointly the Forward Sellers and Forward Purchasers and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Forward Sellers and Forward Purchasers against the Company or any Underwriter under this Section 9 if the Forward Sellers and Forward Purchasers shall have reasonably concluded that there may be one or more legal defenses available to the Forward Sellers and Forward Purchasers and their respective directors, officers, employees, agents and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons (if the indemnifying party is the Company) or different from or additional to those available to the Underwriters and their respective directors, officers, employees, agents and controlling persons (if the indemnifying party is any Underwriter), and in each case the fees and expenses of a single separate counsel for the Underwriters and their respective directors, officers, employees, agents and controlling persons (in addition to local counsel) shall be paid by the Company and the fees and expenses of a single separate counsel for the Forward Sellers and Forward Purchasers and their respective directors, officers, employees, agents and controlling persons (in addition to local counsel) shall be paid by the Company or the applicable Underwriter or Underwriters, as the case may be. The indemnifying party shall not be liable for any settlement or compromise of, or the consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), but, if settled or compromised with the indemnifying party’s consent, or if judgment shall be entered following consent to the entry of such judgment given with the indemnifying party’s consent, or if there shall otherwise be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless each indemnified party against any and all losses, claims, damages, liabilities and expenses, joint or several, by reason of such settlement, compromise or judgment, as the case may be. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers on the other, from the offering of the Shares contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then in each case each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other shall be deemed to be in the same respective proportions as (x) in the case of the Company, the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company (such total net proceeds shall include the total proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming full Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreements at the Initial Forward Price (as defined in the Forward Sale Agreements)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters from the offering of the Shares as set forth in the Prospectus and (z) in the case of the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, bear to an amount equal to the sum of the amounts set forth in (x), (y) and (z) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of any Underwriter, Forward Seller or Forward Purchaser and each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Company, any Forward Seller or any Forward Purchaser and to each person, if any, who controls the Company, any Forward Seller or any Forward Purchaser within the meaning of the Act.

10.    (a)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase under this Agreement at the Time of Delivery or any Option Time of Delivery, as applicable, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery or Option Time of Delivery, as applicable, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase on such date under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Forward Shares which such Underwriter agreed to purchase under this Agreement) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased on such date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, in the case of a default in the purchase of Shares at an Option Time of Delivery that is after the Time of Delivery, the obligation of the Company to issue and sell and of the several Underwriters to purchase the Option Shares that would otherwise have been issued and sold at such Option Time of Delivery) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, any Forward Seller or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. (a)    In the event that (i) a Forward Seller elects not to borrow Shares pursuant to the first sentence of Section 4(c) hereof, or (ii) a Forward Purchaser determines in its commercially reasonable judgment that it (or its affiliated Forward Seller) (A) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable by such Forward Seller hereunder or (B) would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each such case, upon notice by such Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the business day immediately preceding the Time of Delivery), the Company shall issue and sell to the Underwriters, pursuant to Section 4(a)(2) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable by the applicable Forward Seller hereunder that such Forward Seller is not required to so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Time of Delivery for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of any Forward Shares are referred to herein a the “Company Top-Up Shares.”

(b)    A Forward Seller shall not have any liability whatsoever for any Forward Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the relevant Conditions are not satisfied on or prior to the Time of Delivery and such Forward Seller validly elects pursuant to the first sentence of Section 4(c) hereof not to deliver and sell to the Underwriters the Forward Shares otherwise deliverable by such Forward Seller hereunder, or (ii) the relevant Forward Purchaser determines in its commercially reasonable judgment that it (or its affiliated Forward Seller) (A) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Forward Shares otherwise deliverable by such Forward Seller hereunder or (B) would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

12.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Forward Sellers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Forward Seller or any Underwriter or any controlling person of any Forward Seller or any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Shares except as provided in Sections 7 and 9 hereof; but, if for any other reason Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Purchasers through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any Underwriter, Forward Seller or Forward Purchaser with respect to the Shares except as provided in Sections 7 and 9 hereof.

14.    In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: 1-646-291-1469; and if to the Company shall be delivered or sent by mail or overnight courier to Sempra, 488 8th Avenue, San Diego, California 92101, Attention: Secretary, with a copy to the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, overnight courier or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or email or facsimile transmission constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Sellers, the Forward Purchasers (to the extent provided for herein), the Company and, to the extent provided in Sections 9 and 12 hereof, the directors, officers, employees and agents of each Underwriter, each Forward Seller and each Forward Purchaser, the officers, directors and employees of the Company and each person who controls the Company or any Underwriter or any Forward Seller or Forward Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    The Company acknowledges and agrees that the Underwriters, Forward Sellers and Forward Purchasers are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not claim that the Underwriters, Forward Sellers or Forward Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated hereby or the process leading thereto. Additionally, neither the Representatives nor any other Underwriter or any Forward Seller or Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Sellers or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Sellers or the Forward Purchasers and shall not be on behalf of the Company, and none of the activities of the Underwriters, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation or investment advice by the Underwriters, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person.

17.    (a)    In the event that any Underwriter or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.    Time shall be of the essence of this Agreement. As used herein, “business day” shall mean, unless otherwise expressly stated, any day when the Commission’s office in Washington, D.C. is open for business.

19.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in the Transaction Documents or in any instruments, agreements, certificates, officers’ certificates, Company orders, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with the Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign), and the Transaction Documents and any instruments, agreements, certificates, officers’ certificates, legal opinions, Company orders, negative assurance letters or other documents entered into or delivered pursuant to or in connection with the Transaction Documents may be executed, attested and transmitted by any of the foregoing electronic means and formats. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(Signature Page Follows)

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives and Forward Sellers plus one for each counsel counterparts hereof.

Very truly yours,

Sempra

By:	/s/ Bruce E. MacNeil
Name:	Bruce E. MacNeil
Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Mauricio Dominguez
Name:	Mauricio Dominguez
Title:	Vice President

Citigroup Global Markets Inc.

By:	/s/ Ashwani Khubani
Name:	Ashwani Khubani
Title:	Managing Director – Global Head of Power, Utilities & Renewables Corporate Banking

In each case acting in its capacity as a Representative of the several Underwriters, on behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Mauricio Dominguez
Name:	Mauricio Dominguez
Title:	Vice President

Citigroup Global Markets Inc.

By:	/s/ Ashwani Khubani
Name:	Ashwani Khubani
Title:	Managing Director – Global Head of Power, Utilities & Renewables Corporate Banking

In each case acting in its capacity as Forward Seller

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Forward Shares to be Purchased from Morgan Stanley	Number of Forward Shares to be Purchased from Citi	Total Number of Forward Shares to be Purchased from the Forward Sellers
Morgan Stanley & Co. LLC	5,984,416	3,989,611	9,974,027
Citigroup Global Markets Inc.	4,114,286	2,742,857	6,857,143
WR Securities, LLC	187,013	124,675	311,688

Total	10,285,715	6,857,143	17,142,858

Schedule I-1

Forward Purchaser	Number of Shares to be Purchased
Morgan Stanley & Co. LLC	10,285,715
Citibank, N.A.	6,857,143

Schedule I-2

SCHEDULE II

1. Free Writing Prospectuses: None.

2. Number of Shares: 17,142,858 Firm Shares and up to 2,571,428 Option Shares, solely to cover over-allotments, if any.

3. Public offering price: $70.00.

Exhibit A

Form of Lock-up Letter

            , 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sempra (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including the Representatives (collectively, the “Underwriters”), of shares (the “Shares”) of the common stock, no par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Lock-Up Period”) commencing on and including the date hereof through and including the date that is 60 days after the date of the final prospectus supplement relating to the Public Offering (the date of such prospectus supplement, the “Public Offering Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so beneficially owned that are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Convertible Securities, or any such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)    transfers of shares of Common Stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter (provided that (i) if the undersigned transfers shares of Common Stock and Convertible Securities which, in the aggregate, represent no more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, no such bona fide charities shall be required to deliver such lock-up letters to the Representatives, but (ii) if the undersigned transfers shares of Common Stock and Convertible Securities which, in the aggregate, represent more than 5,000 common share equivalents

(determined as provided below) to donees who are bona fide charities, then all such charities must deliver such lock-up letters to the Representatives), and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, other than a filing on Form 4 or a periodic report containing the disclosure required by Item 408 of Regulation S-K (if applicable), so long as such Form 4 or periodic report expressly states that such reduction is the result of a bona fide gift. For purposes of this letter, (1) each share of Common Stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of Common Stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security,

(b)    transfers of shares of Common Stock or Convertible Securities either during the undersigned’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) by operation of law, including domestic relations order, provided that each such transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter. For purposes of this letter, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c)    transfers of shares of Common Stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Company’s securities involving a “change of control” of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of Common Stock and Convertible Securities held by the undersigned shall remain subject to the provisions of this letter. For purposes of this letter, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, or any of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the outstanding voting stock of the Company,

(d)    the forfeiture, cancellation, withholding, surrender or delivery of shares of Common Stock to the Company to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4 or a periodic report containing the disclosure required by Item 408 of Regulation S-K (if applicable),

(e)    distributions of shares of Common Stock or any Convertible Securities to limited partners, members or stockholders of the undersigned, provided that each distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter,

Exhibit A-2

(f)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company other than a periodic report containing the disclosure required by Item 408 of Regulation S-K, or

(g)    sales of Common Stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this letter or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of Common Stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock-Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan.

The undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or any Convertible Securities. In addition, the undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and agrees that this letter is and will be a valid, binding and enforceable agreement of the undersigned and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this letter or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this letter and the subject matter hereof to the extent the undersigned has deemed appropriate.

Exhibit A-3

This letter shall lapse and become null and void, and the undersigned shall be released from all obligations under this letter, if the Public Offering Date shall not have occurred on or before January 12, 2024, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall automatically terminate or be terminated prior to payment for, and delivery of, the Shares (excluding shares that the Underwriters have the option to purchase).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and any other parties thereto.

The words “execution,” “signed,” “signature,” and words of like import herein shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign), and this letter may be executed, attested and transmitted by any of the foregoing electronic means and formats. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank]

Exhibit A-4

Very truly yours,

(name of stockholder – please print)

(signature)

Exhibit A-5

Exhibit B

Lock-up Signatories

Directors:

1.	Andrés Conesa

2.	Pablo A. Ferrero

3.	Richard J. Mark

4.	Jeffrey W. Martin

5.	Bethany J. Mayer

6.	Michael N. Mears

7.	Jack T. Taylor

8.	Cynthia J. Warner

9.	James C. Yardley

Officers:

1.	Trevor I. Mihalik

2.	Kevin C. Sagara

3.	Karen L. Sedgwick

4.	Peter R. Wall

Exhibit B-1